February 26, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated August 6, 2019, November 5, 2019 and February 4, 2020 on our reviews of interim financial information of Apollo Investment Corporation, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019, September 30, 2019 and December 31, 2019 are incorporated by reference in this Registration Statement on Form N-2.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F:(813) 286 6000, www.pwc.com/us